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                          EXHIBIT 2 TO SCHEDULE 13G

                                      Dated October 13, 1995



MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT LIMITED hereby agree that, unless differentiated, this Schedule 13G is filed on behalf on each of the parties.





BY:   /s/ Edward Johnsen
      ----------------------------------------------------------------------
        Morgan Stanley Group Inc.

        Edward Johnsen, Vice President



BY:   /s/ P. Dominic Caldecott
      ----------------------------------------------------------------------
        Morgan Stanley Asset Management Limited

        P. Dominic Caldecott, Director